[CORESTATES LOGO]



                                CREDIT AGREEMENT



                                   $20,000,000



                                      among



                          DVI FINANCIAL SERVICES, INC.



                                  OFERIL, S.A.



                                       and



                              CORESTATES BANK, N.A.



                                      dated



                                DECEMBER 31, 1997

                                                          TABLE OF CONTENTS



1. Certain Definitions.............................................................................................................1
     1.1.  Definitions.............................................................................................................1
     1.2.  Accounting Terms........................................................................................................8

2. The Credit......................................................................................................................8
     2.1.  The Loan................................................................................................................8
     2.2.  The Note................................................................................................................8
     2.3.  Interest................................................................................................................9
     2.4.  Structuring and Arranging Fee...........................................................................................9
     2.5.  Voluntary Prepayments...................................................................................................9
     2.6. All Payments and Prepayments.............................................................................................9
           (a)  Accrued Interest...................................................................................................9
           (b) Form of Payments, Application of Payments, Payment Administration, Etc..............................................9
           (c) Demand Deposit Account..............................................................................................9

3. Representations and Warranties.................................................................................................10
     3.1.  Organization, Standing.................................................................................................10
     3.2.  Corporate Authority, Validity, Etc.....................................................................................10
     3.3.  Litigation.............................................................................................................10
     3.4.  ERISA..................................................................................................................11
     3.5.  Financial Statements...................................................................................................11
     3.6.  Not in Default, Judgments, Etc.........................................................................................11
     3.7.  Taxes..................................................................................................................11
     3.8.  Permits, Licenses, Etc.................................................................................................11
     3.9.  No Materially Adverse Contracts, Etc...................................................................................12
     3.10.  Compliance with Laws, Etc.............................................................................................12
     3.11.  Solvency..............................................................................................................12
     3.12.  Subsidiaries, Etc.....................................................................................................12
     3.13.  Title to Properties, Leases...........................................................................................12
     3.14.  Public Utility Holding Company; Investment Company....................................................................13
     3.15.  Margin Stock..........................................................................................................13
     3.16.  Use of Proceeds.......................................................................................................13
     3.17.  Disclosure Generally..................................................................................................13

4. Conditions Precedent...........................................................................................................13
     4.1.  Conditions to the Loan.................................................................................................13
           (a)  Covenants; Representations........................................................................................13
           (b)  Defaults..........................................................................................................13
           (c)  Material Adverse Change...........................................................................................13
           (d)  Articles, Bylaws..................................................................................................14
           (e)  Evidence of Authorization.........................................................................................14
           (f)  Legal Opinions....................................................................................................14
           (g)  Incumbency........................................................................................................14

                                                                - i -
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

           (h)  Note..............................................................................................................14
           (i)  Guaranty Agreement................................................................................................14
           (j) Security Agreements................................................................................................14
           (k)  Consents..........................................................................................................14
           (l)  Fees, Expenses....................................................................................................15
           (m) Further Documents..................................................................................................15

5. Affirmative Covenants..........................................................................................................15
     5.1.  Financial Statements and Reports.......................................................................................15
           (a)  Annual Statements.................................................................................................15
           (b)  Quarterly Statements..............................................................................................15
           (c)  No Default........................................................................................................16
           (d)  ERISA.............................................................................................................16
           (e)  Material Changes..................................................................................................16
           (f)  Other Information.................................................................................................16
     5.2. Corporate Existence.....................................................................................................16
     5.3. ERISA...................................................................................................................16
     5.4. Compliance with Regulations.............................................................................................17
     5.5. Conduct of Business; Permits and Approvals, Compliance with Laws........................................................17
     5.6. Maintenance of Insurance................................................................................................17
     5.7. Payment of Debt; Payment of Taxes, Etc..................................................................................17
     5.8. Notice of Events........................................................................................................17
     5.9. Inspection Rights.......................................................................................................18
     5.10. Generally Accepted Accounting Principles...............................................................................18
     5.11. Compliance with Material Contracts.....................................................................................18
     5.12. Use of Proceeds........................................................................................................18
     5.13. Further Assurances.....................................................................................................18
     5.14. Restrictive Covenants in Other Agreements..............................................................................18

6. Negative Covenants.............................................................................................................19
     6.1.  Consolidation and Merger...............................................................................................19
     6.2.  Liens..................................................................................................................19
     6.3.  Guarantees.............................................................................................................19
     6.4.  Margin Stock...........................................................................................................19
     6.5.  Acquisitions and Investments...........................................................................................19
     6.6.  Transfer of Assets; Nature of Business.................................................................................19
     6.7.  Restricted Payments....................................................................................................20
     6.8.  Accounting Change......................................................................................................20
     6.9.  Transactions with Affiliates...........................................................................................20
     6.10. Restriction on Amendment of this Agreement.............................................................................20

7. Default........................................................................................................................20
     7.1.  Events of Default......................................................................................................20
           (a)  Payments..........................................................................................................20
           (b)  Covenants.........................................................................................................20
           (c)  Representations, Warranties.......................................................................................20
           (d)  Bankruptcy........................................................................................................20

                                                               - ii -

           (e)  Certain Other Defaults...........................................................................................21
           (f)   Judgments.......................................................................................................21
           (g)  Attachments......................................................................................................21
           (h)  Security Interests...............................................................................................21
           (i)  Material Adverse Change..........................................................................................21

8. Collateral....................................................................................................................22
     8.1. Collateral.............................................................................................................22

9. Miscellaneous.................................................................................................................22
     9.1.  Waiver................................................................................................................22
     9.2.  Amendments............................................................................................................22
     9.3.  Governing Law.........................................................................................................22
     9.4.  Participations and Assignments........................................................................................22
     9.5.  Captions..............................................................................................................23
     9.6.  Notices...............................................................................................................23
     9.7.  Expenses; Indemnification.............................................................................................23
     9.8.  Survival of Warranties and Certain Agreements.........................................................................23
     9.9.  Severability..........................................................................................................23
     9.10.  No Fiduciary Relationship............................................................................................24
     9.11.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.......................................................................24
     9.12.  WAIVER OF JURY TRIAL.................................................................................................24
     9.13.  Counterparts; Effectiveness..........................................................................................24
     9.14.  Use of Defined Terms.................................................................................................25
     9.15.  Offsets..............................................................................................................25
     9.16.  Entire Agreement.....................................................................................................25

---------------------------

EXHIBIT A  NOTE
EXHIBIT B  GUARANTY AGREEMENT
EXHIBIT C  PLEDGE AGREEMENT
EXHIBIT D  SUBORDINATION AGREEMENT
SCHEDULE 1 MISCELLANEOUS INFORMATION

                                                              - iii -

                                CREDIT AGREEMENT



           This Credit Agreement, dated December 31, 1997 (the "Agreement"), is entered into by and among DVI FINANCIAL SERVICES, INC., a Delaware corporation ("DVI FINANCIAL SERVICES"), OFERIL, S.A., a Uruguay corporation ("OFERIL") and CORESTATES BANK, N.A., a national banking association ("CORESTATES", "CORESTATES BANK" or the "BANK").

                              PRELIMINARY STATEMENT

         WHEREAS, DVI, Inc., a Delaware corporation, is the owner of all of the issued and outstanding capital stock of DVI Financial Services and Oferil.

         WHEREAS, DVI, Inc. and DVI Financial Services provide substantial amounts of the working capital required by Oferil in connection with the operation of its business.

         WHEREAS, DVI, DVI Financial Services and Oferil desire to have a short term bridge loan available to finance the purchase of additional loans to be added to the portfolio of loans currently owned by Oferil.

         WHEREAS, DVI, DVI Financial Services and Oferil have requested that CoreStates Bank make such short term bridge loan under the terms and conditions hereinafter set forth.

         WHEREAS, DVI will unconditionally guarantee the prompt and punctual performance of all liabilities and obligations of DVI Financial Services and Oferil hereunder and under any other Loan Document (as defined herein).

         WHEREAS, the Bank is willing to make the requested short term bridge loan under the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

                             1. CERTAIN DEFINITIONS

           1.1.  DEFINITIONS.

           "AFFILIATE" shall mean any Person: (1) which directly or indirectly controls, or is controlled by, or is under common control with DVI Financial Services or Oferil; (2) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of DVI Financial Services or Oferil; or (3) ten percent (10%) or more of whose voting stock of which is directly or indirectly beneficially owned or held by DVI Financial Services or Oferil. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.



Credit Agreement                       - 1 -                   December 31, 1997

"AGREEMENT" shall mean this Credit Agreement, as amended, supplemented, modified, replaced, substituted for or restated from time to time and all exhibits and schedules attached hereto.

"BASE RATE" shall mean, for any day, the higher of the Federal Funds Rate plus 1/2 of 1% or the prime commercial lending rate of CoreStates Bank, N.A., as announced from time to time at its head office, calculated on the basis of 30 day months and a year of 360 days. Any change in the prime commercial lending rate of CoreStates Bank, N.A. shall be effective as of the opening of business on the date on which such change is announced.

"BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia are authorized or required to close under the laws of the Commonwealth of Pennsylvania and a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

"CAPITALIZED LEASE" shall mean all lease obligations of any Person for any property (whether real, personal or mixed) which have been or should be capitalized on the books of the lessee in accordance with Generally Accepted Accounting Principles.

"CAPITALIZED LEASE OBLIGATIONS" with respect to any Person, shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under a Capital Lease.

"CLOSING" shall mean this Agreement shall have been executed and delivered by DVI Financial Services, Oferil and the Bank, and all of the conditions to the loan have been satisfied in full or waived in writing by the Bank.

"CLOSING DATE" shall mean the date on which Closing shall have occurred.

"CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.

"COLLATERAL" shall have the meaning set forth in Section 8.1.

"COMPLIANCE CERTIFICATE" shall mean a certificate in such form as the Bank shall reasonably request, which shall be signed by the President, chief executive officer, chief operating officer or chief financial officer of DVI Financial Services or Oferil, as applicable.

"MATURITY DATE" shall have the meaning set forth in Section 2.2.

"DEBT" shall mean, as of any date of determination with respect to DVI Financial Services or Oferil, as applicable, without duplication, (i) all items which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of DVI Financial Services and its subsidiaries or Oferil and its subsidiaries, as applicable, as of the date on which Debt is to be determined,
(ii) all indebtedness of others with respect to which DVI Financial Services or Oferil or any


Credit Agreement                       - 2 -                   December 31, 1997

Subsidiary has become liable by way of a guarantee or endorsement
(other than for collection or deposit in the ordinary course of business), (iii) all contingent liabilities of DVI Financial Services, Oferil or any Subsidiary, and (iv) lease obligations that, in conformity with GAAP, have been capitalized on DVI Financial Services' or Oferil's consolidated balance sheet.

"DEFAULT RATE" on any Loan shall mean 2% per annum above the Base Rate.

"DOLLARS" shall mean the lawful currency of the United States of America.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

"ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as DVI, DVI Financial Services or Oferil within the meaning of Section 414(b) of the Code, or any trade or business which is under common control with DVI, DVI Financial Services or Oferil within the meaning of Section 414(c) of the Code.

"EVENT OF DEFAULT" shall have the meaning set forth in Section 7.1.

"ENVIRONMENTAL CONTROL STATUTES" shall mean each and every applicable federal, state, county or municipal environmental statute, ordinance, rule, regulation, order, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, directives or requirements, of any Governmental Authority, including without limitation laws in any way related to Hazardous Substances.

"FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

"FISCAL QUARTER" shall mean a fiscal quarter of DVI Financial Services or Oferil, which shall be any quarterly period ending on March 31, June 30, September 30 or December 31 of any year.

"FISCAL YEAR" shall mean a fiscal year of DVI Financial Services or Oferil, which shall end on the last day of December.

"GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" OR "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

"GOVERNMENTAL AUTHORITY" shall mean the federal, state, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom or created pursuant to any laws, including without limitation Environmental Control Statutes.


Credit Agreement                       - 3 -                   December 31, 1997

"GUARANTOR" shall mean DVI.

"HAZARDOUS SUBSTANCES" shall mean without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the Resource Conservation and Recovery Act, as amended, 15 U.S.C., Section 2601 et seg.; the Comprehensive Environmental Response, Compensation and Liability Act, 33 U.S.C. Section 1251 et seg.; the federal underground storage tank law, Subtitle I of the Resource Conservation and Recovery Act, as amended, P.L. 98-616, 42 U.S.C. Section 6901 et seg.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other federal, state, county or municipal environmental statute, ordinance, rule or regulation.

"INDEBTEDNESS FOR BORROWED MONEY" shall mean (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising, for money borrowed by DVI Financial Services, Oferil or any Subsidiary, whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Note and any indebtedness for money borrowed from an Affiliate) and (ii) all indebtedness of others for money borrowed (including indebtedness of an Affiliate) with respect to which DVI Financial Services, Oferil or any Subsidiary has become liable by way of a guarantee or indemnity.

"INTANGIBLE ASSETS" shall mean all assets which would be classed as intangible assets under GAAP consistently applied, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs).

"INTEREST PERIOD" shall mean the period commencing on the date the Loan is made and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day of the calendar month) in the second calendar month thereafter; provided that if the Interest Period would otherwise end on a day which is not a Business Day, the Interest Period shall end on the next succeeding Business Day unless such next succeeding Business Day falls in the next succeeding calendar month, in which case the Interest Period shall end on the next preceding Business Day.

"INVESTMENT" in any Person shall mean (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such deposit, advance, loan or extension of credit having a term not exceeding 90 days in the case of unaffiliated Persons and 120 days in the case of Affiliates representing the purchase price of inventory or supplies purchased in the ordinary course of business) or guarantee or assumption of, or other contingent obligation with respect to, Indebtedness for Borrowed Money or other liability of such Person; and (c) (without duplication of the amounts included in (a) and (b)) any amount that may, pursuant to the terms of such investment, be required to be paid, deposited, advanced, lent or extended to or guaranteed or assumed on behalf of such Person.

Credit Agreement                        - 4 -                  December 31, 1997

"LIBO RATE" shall mean, for the applicable Interest Period, (i) the rate, rounded upwards to the next one-sixteenth of one percent, determined by CoreStates Bank two Business Days prior to the date of the Loan, at which CoreStates Bank is offered deposits in dollars at approximately 11:00 A.M., London time by leading banks in the interbank eurodollar or eurocurrency market for delivery on the date of the Loan in an amount and for a period comparable to the amount and Interest Period of the Loan and in like funds, divided by (ii) a number equal to one (1.0) minus the LIBO Rate Reserve Percentage. The LIBO Rate shall be adjusted automatically on the effective date of any change in the LIBO Rate Reserve Percentage, as of such effective date. LIBO Rate shall be calculated on the basis of the number of days elapsed in a year of 360 days.

"LIBO RATE RESERVE PERCENTAGE" shall mean for any Interest Period, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by CoreStates Bank against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of credit proration, exemptions, or offsets that might otherwise be available to CoreStates Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the LIBO Rate Reserve Percentage shall reflect any other reserves required to be maintained by CoreStates Bank against
(1) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined; or (2) any category of extension of credit or other assets which include the Loan.

"LIEN" shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of any obligation to any Person, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

"LOAN" shall mean the meaning set forth in Section 2.1.

"LOAN DOCUMENTS" shall mean this Agreement, the Note, the Subordination Agreement, the Guaranty Agreement and all other documents directly related or incidental to said documents, the Loan or the Collateral.

"MATERIAL ADVERSE CHANGE" shall mean any event or condition which, in the reasonable determination of the Bank, could result in a material adverse change in the financial condition, business, properties, profits or prospects of DVI, DVI Financial Services or Oferil, or which gives reasonable grounds to conclude that DVI, DVI Financial Services or Oferil, may not or will not be able to perform or observe (in the normal course) its obligations under the Loan Documents to which it is a party, including but not limited to the Note.

"MATERIAL ADVERSE EFFECT" shall mean a material adverse effect (i) on the financial condition, business, properties, or profits of DVI, DVI Financial Services or Oferil, (ii) the ability of DVI, DVI Financial Services or Oferil to perform its obligations under this Agreement, the Note and the other Loan Documents, or (iii) the legality, validity or enforceability of this Agreement or the Note or the rights and remedies of the holder of the Loan.

Credit Agreement                        - 5 -                  December 31, 1997

           "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in ERISA Section 4001(a)(3), which covers employees of DVI, DVI Financial Services or Oferil or any ERISA Affiliate.

           "NOTE" shall have the meaning set forth in Section 2.2.
           "OBLIGATIONS" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Bank by or from DVI, DVI Financial Services or Oferil arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest on the Loan, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to DVI, DVI Financial Services or Oferil or for which DVI, DVI Financial Services or Oferil is liable as indemnitor under the Loan Documents, whether or not evidenced by any note or other instrument.

           "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

           "PENSION PLAN" shall mean, at any time, any Plan (including a Multiemployer Plan), the funding requirements of which (under ERISA
           Section 302 or Code Section 412) are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of DVI, DVI Financial Services or Oferil or any ERISA Affiliate.

           "PERMITTED LIENS" shall mean (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by DVI Financial Services or Oferil by appropriate proceedings and for which adequate reserves have been established by DVI Financial Services or Oferil, as applicable, as reflected in DVI Financial Services' or Oferil's financial statements; (b) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by DVI Financial Services or Oferil by appropriate proceedings and for which adequate reserves have been established by DVI Financial Services or Oferil as reflected in DVI Financial Services' or Oferil's financial statements, as applicable;
           (c) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of DVI Financial Services or Oferil incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value or marketability of the property subject thereto or interfere with the ordinary conduct of the business of DVI Financial Services or Oferil;
           (d) Liens (other than Liens imposed on any property of DVI Financial Services or Oferil pursuant to ERISA or Section 412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnity obligation in an amount greater than $250,000), bids, leases that are not Capitalized Leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect; (e) Liens, if any, existing on the date hereof and listed in Schedule 1 hereto; (f) Liens on specific assets, if any, whether existing on the date hereof or hereafter created, with respect to Indebtedness for Borrowed Money, capital leases,


Credit Agreement                        - 6 -                  December 31, 1997
           or capital expenditures, provided that no such Lien shall be a Lien on any of the Collateral; (g) any Liens created hereby in favor of the Bank; and (h) any Liens resulting from any judgments or awards against DVI Financial Services or Oferil.

           "PERSON" shall mean any individual, corporation, partnership, joint venture, association, company, business trust or entity, or other entity of whatever nature.

           "PLAN" shall mean an employee benefit plan as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, whether formal or informal and whether legally binding or not.

           "POTENTIAL DEFAULT" shall mean an event, condition or circumstance that with the giving of notice or lapse of time or both would become an Event of Default.

           "PROHIBITED TRANSACTION" shall mean a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

           "REGULATION" shall mean any statute, law, ordinance, regulation, order or rule of any United States or foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

           "RELEASE" shall mean without limitation, the presence, leaking, leaching, pouring, emptying, discharging, spilling, using, generating, manufacturing, refining, transporting, treating, or storing of Hazardous Substances at, into, onto, from or about the property or the threat thereof, regardless of whether the result of an intentional or unintentional action or omission, and which is in violation of applicable law.

           "REPORTABLE EVENT" shall mean, with respect to a Pension Plan: (a) Any of the events set forth in ERISA Sections 4043(b) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations) or 4063(a) or the regulations thereunder, (b) an event requiring any DVI Financial Services or any ERISA Affiliate to provide security to a Pension Plan under Code Section 401(a)(29) and (c) any failure by any DVI Financial Services or any ERISA Affiliate to make payments required by Code Section 412(m).

           "SECURITY AGREEMENT" shall mean the security agreement, collateral assignments, assignments, notices and all related documents, each in the form and substance provided to DVI Financial Services and Oferil by the Bank at the Closing.

           "SOLVENT" shall mean, with respect to any Person, that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liabilities on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

           "STRUCTURING AND ARRANGING FEE" shall have the meaning set forth in
           Section 2.5.(b).

Credit Agreement                        - 7 -                  December 31, 1997

           "SUBSIDIARY" shall mean a corporation or other entity the shares of stock or other equity interests of which having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by DVI Financial Services.

           "TERMINATION EVENT" shall mean, with respect to a Pension Plan: (a) a Reportable Event, (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA
           Section 4041(c), (c) the institution of proceedings to terminate a Pension Plan under ERISA Section 4042 or (d) the appointment of a trustee to administer any Pension Plan under ERISA Section 4042.

           "UNFUNDED PENSION LIABILITIES" shall mean, with respect to any Pension Plan at any time, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, over the fair market value of Pension Plan assets.

           "UNRECOGNIZED RETIREE WELFARE LIABILITY" shall mean, with respect to any Plan that provides post-retirement benefits other than pension benefits, the amount of the accumulated post-retirement benefit obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, as of the most recent valuation date. Prior to the date such statement is applicable to DVI Financial Services, such amount of the obligation shall be based on an estimate made in good faith.

           1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistent with those applied in the preparation of the financial statements referred to in Section 3.5, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles; provided, that if any change in GAAP results in a change in the operation or calculation of any of the defined terms used herein, DVI Financial Services and Oferil shall promptly notify the Bank thereof and compliance with any such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until such notice is withdrawn and such compliance is computed in a manner satisfactory to DVI Financial Services or Oferil, as applicable, and the Bank.

                                  2. THE CREDIT

           2.1. THE LOAN. Subject to the terms and conditions herein set forth, CoreStates Bank agrees to make a loan (the "LOAN") to DVI Financial Services and Oferil, jointly and severally, at Closing in the principal amount of Twenty Million Dollars ($20,000,000). The Loan shall be made to DVI Financial Services and Oferil at the main office of the Bank, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101. Any amounts repaid in respect of the Loan after Closing may not be reborrowed.

           2.2. THE NOTE. The Loan made by the Bank shall be evidenced by a single promissory note of DVI Financial Services and Oferil (such promissory note as it may be amended, extended, modified,

Credit Agreement                        - 8 -                  December 31, 1997
restated, replaced, substituted for or renewed, the "NOTE") in principal face amount equal to TWENTY MILLION DOLLARS ($20,000,000) payable to the order of the Bank and otherwise in the form attached hereto as Exhibit A. The Note shall be dated the Closing Date, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. The Note shall mature on the earliest to occur of (i) the date the maturity of the Note is accelerated as provided in Section 7.1 hereof, (ii) that day which is five days immediately following the receipt by MSF Holdings, Ltd., a Bahamian company, of subscriptions for __________, or (iii) February 27, 1998, (such earliest date to be deemed the "MATURITY DATE"). Upon maturity, the Loan evidenced by the Note shall be due and payable. The Bank shall maintain records of all payments on the Note, which records shall be conclusive absent manifest error.

           2.3. INTEREST. The Loan shall bear interest on the principal amount thereof from the date made until the Maturity Date at a rate per annum equal to the LIBO Rate on the Closing Date plus 125 basis points.

           2.4. STRUCTURING AND ARRANGING FEE. DVI Financial Services and Oferil agree to pay to the Bank a fee (the "STRUCTURING AND ARRANGING FEE") in the amount of $225,000 minus the aggregate amount of interest payable hereunder through the Maturity Date. This fee shall be payable in two installments the first in the amount of $150,000 which shall be paid on January 2, 1998 and the second in the amount of the remainder which shall be paid on the Maturity Date.

           2.5. VOLUNTARY PREPAYMENTS. On three Business Day's notice to the Bank, DVI Financial Services may, at its option, prepay, without premium or penalty, the Loan in whole at any time but not in part.

           2.6. ALL PAYMENTS AND PREPAYMENTS.

             (a) ACCRUED INTEREST. Accrued interest on the Loan shall be due and payable on [the first Business Day of each calendar month and] upon maturity of the Note, whether by demand, acceleration of maturity or otherwise.

              (b) FORM OF PAYMENTS, APPLICATION OF PAYMENTS, PAYMENT ADMINISTRATION, ETC. Except as otherwise provided herein, all payments of principal, interest, fees, or other amounts payable by DVI Financial Services and/or Oferil hereunder shall be remitted to the Bank at the address set forth opposite its name on the signature page hereof or at such office or account as the Bank shall specify to DVI Financial Services and/or Oferil, in immediately available funds not later than 2:00 p.m. on the day when due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day and interest shall continue to accrue during such extension. DVI Financial Services and Oferil each authorizes the Bank to deduct from any account of DVI Financial Services or Oferil maintained at the Bank or over which the Bank has control any amount payable under this Agreement, the Note or any other Loan Document which is not paid in a timely manner. In the event of any such deduction, the Bank will provide notice thereof to DVI Financial Services or Oferil, as applicable, within three Business Days specifying the account or accounts and the amounts deducted. The Bank's failure to deliver any bill, statement or invoice with respect to amounts due under this Section or under any Loan Document shall not affect DVI Financial Services' and Oferil's obligation to pay any installment of principal, interest or any other amount under this Agreement when due and payable.


Credit Agreement                        - 9 -                  December 31, 1997

              (c) DEMAND DEPOSIT ACCOUNT. DVI Financial Services and Oferil shall maintain at least one demand deposit account with the Bank for purposes of this Agreement. DVI Financial Services and Oferil each authorizes the Bank (but the Bank shall not be obligated) to deposit into said account all amounts to be advanced to DVI Financial Services or Oferil hereunder. Further, DVI Financial Services and Oferil each authorizes the Bank (but the Bank shall not be obligated) to deduct from said account, or any other account maintained by DVI Financial Services and/or Oferil at the Bank, any amount payable hereunder on or after the date upon which it is due and payable. The Bank shall notify DVI Financial Services or Oferil, as applicable, of any deduction made in accordance with this subsection 2.6(c) within a reasonable period of time after such deduction. Such authorization shall include but not be limited to amounts payable with respect to principal, interest, fees and expenses.



                        3. REPRESENTATIONS AND WARRANTIES

           DVI Financial Services and Oferil each represents and warrants to the Bank that:

           3.1. ORGANIZATION, STANDING. It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder, under each Loan Document to which it is a party, and (iii) is qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

           3.2. CORPORATE AUTHORITY, VALIDITY, ETC. The making and performance of the Loan Documents to which it is a party are within its power and authority and have been duly authorized by all necessary corporate action. The making and performance of the Loan Documents do not and under present law will not require any consent or approval of any of its shareholders or any other person, do not and under present law will not violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its charter or by-laws, do not and will not result in any breach of any material agreement, lease or instrument to which it is a party, by which it is bound or to which any of its assets are or may be subject, and do not and will not give rise to any Lien upon any of its assets, other than any Liens created hereunder in favor of the Bank. The number of shares and classes of the capital stock of DVI Financial Services and Oferil, respectively, and the ownership thereof are accurately set forth on Schedule 1 attached hereto; all such shares are validly issued, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws; and the shareholders' ownership thereof is free and clear of any liens or encumbrances or other contractual restrictions. Neither DVI Financial Services nor Oferil nor any Subsidiary of either of them is in default under any such agreement, lease or instrument except to the extent such default reasonably could not have a Material Adverse Effect. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by DVI Financial Services or Oferil of any Loan Document to which it is a party or for the validity or enforceability thereof, other than [Uniform Commercial Code filings and any other filing necessary to perfect any and all security interest granted by DVI Financial Services in favor of the Bank under the Security Agreement]. Each Loan Document, when executed and delivered, will be the


Credit Agreement                       - 10 -                  December 31, 1997
legal, valid and binding obligation of DVI Financial Services and Oferil, respectively, enforceable against it in accordance with its terms.

           3.3. LITIGATION. Except as disclosed on Schedule 1, there are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or any of its assets before any court, government agency, or other tribunal which if adversely determined reasonably could have a Material Adverse Effect upon the ability of it to perform under the Loan Documents. If there is any disclosure on Schedule 1, the status (including the tribunal, the nature of the claim and the amount in controversy) of each such litigation matter as of the date of this Agreement is set forth in Schedule 1.

           3.4. ERISA. (a) It and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and, neither it nor any ERISA Affiliate maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in Section 4001 of ERISA) under which it or any ERISA Affiliate could have any withdrawal liability; (b) neither DVI Financial Services nor any ERISA Affiliate, sponsors or maintains any Plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived; (c) the aggregate liability for accrued benefits and other ancillary benefits under each Plan that is or will be sponsored or maintained by it or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan; (d) the aggregate liability of it and each ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, will not have a Material Adverse Effect; and (e) there does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) of it or any ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits.

           3.5. FINANCIAL STATEMENTS. The consolidated financial statements of DVI Financial Services and Subsidiaries, and Oferil and Subsidiaries, each as of and for the Fiscal Years ending December 31, 1996 and December 31, 1995, and the interim consolidated financial statements of each of them for the nine-month periods ending September 30, 1997 and September 30, 1996, respectively, consisting in each case of a balance sheet, a statement of operations, a statement of stockholders' equity, a statement of cash flows and accompanying footnotes, furnished to the Bank in connection herewith, present fairly, in all material respects, the consolidated financial position, results of operations and operating statistics of each of them as of the dates and for the periods referred to, in conformity with Generally Accepted Accounting Principles. Except as set forth on Schedule 1 hereto, there are no material liabilities, fixed or contingent, which are not reflected in such financial statements, other than liabilities which are not required to be reflected in such balance sheets. There has been no Material Adverse Change since September 30, 1997.

           3.6. NOT IN DEFAULT, JUDGMENTS, ETC. No Event of Default or Potential Default under any Loan Document has occurred and is continuing. It and each Subsidiary has satisfied all judgments and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board bureau, agency, or instrumentality, domestic or foreign.

           3.7. TAXES. It and its subsidiaries each has filed all federal, state, local and foreign tax returns


Credit Agreement                       - 11 -                  December 31, 1997
and reports which it is required by law to file and as to which its failure to file would have a Material Adverse Effect, and has paid all taxes, including wage taxes, assessments, withholdings and other governmental charges which are presently due and payable, other than those being contested in good faith by appropriate proceedings, if any, and disclosed on Schedule 1. The tax charges, accruals and reserves on the consolidated books of it and its subsidiaries are adequate to pay all such taxes that have accrued but are not presently due and payable.

           3.8. PERMITS, LICENSES, ETC. It and each Subsidiary possesses all permits, licenses, franchises, trademarks, trade names, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted, except where the failure to possess the same would not have a Material Adverse Effect.

           3.9. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither it nor any Subsidiary is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of its directors or officers has or is expected in the future to have a materially adverse effect on its operations, business, assets, liabilities or upon its ability to perform under the Loan Documents. Neither it nor any Subsidiary is a party to any contract or agreement which in the judgment of its directors or officers has or is expected to have any materially adverse effect on its business, except as otherwise reflected in adequate reserves.

           3.10.  COMPLIANCE WITH LAWS, ETC.

             (a) COMPLIANCE GENERALLY. It and its Subsidiaries are in compliance in all material respects with all Regulations applicable to its business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality), the noncompliance with which reasonably could be expected to have a Material Adverse Effect.

             (b) HAZARDOUS WASTES, SUBSTANCES AND PETROLEUM PRODUCTS. It and its Subsidiaries have received all material permits and filed all material notifications necessary to carry on its business; and are in compliance in all respects with all Environmental Control Statutes. Neither it nor any Subsidiary has given any written or oral notice, nor has it failed to give required notice, to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased or operated by it or used in connection with the conduct of its business and operations. Neither it nor any Subsidiary has received notice that it is potentially responsible for costs of clean-up or remediation of any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute. To the best of its knowledge and belief, no real property owned or leased by it or any Subsidiary is in violation of any Environmental Laws and no Hazardous Substances are present on said real property in violation of applicable law. Neither it nor any Subsidiary has been identified in any litigation, administrative proceedings or investigation as a potentially responsible party for any liability under any Environmental Laws.

           3.11. SOLVENCY. It and each Subsidiary is, and after giving effect to the transactions contemplated hereby, will be, Solvent.


Credit Agreement                       - 12 -                  December 31, 1997

           3.12. SUBSIDIARIES, ETC. It has no Subsidiaries, except as set forth in Schedule 1 hereto. Set forth in Schedule 1 hereto is a complete and correct list, as of the date of this Agreement, of all material Investments held by it and its Subsidiaries in any joint venture or other Person.

           3.13. TITLE TO PROPERTIES, LEASES. It and its Subsidiaries have good and marketable title to all assets and properties reflected as being owned by them in its financial statements as well as to all assets and properties acquired since said date (except property disposed of since said date in the ordinary course of business). Except for the Liens set forth in Schedule 1 hereto and any other Permitted Liens, there are no Liens on any of such assets or properties. It has the right to, and does, enjoy peaceful and undisturbed possession under all material leases under which it is leasing property as a lessee. All such leases are valid, subsisting and in full force and effect, and none of such leases is in default, except where such default, either individually or in the aggregate, could not have a Material Adverse Effect.

           3.14. PUBLIC UTILITY HOLDING COMPANY; INVESTMENT COMPANY. Neither it nor any Subsidiary is a "public utility company" or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended. Further, neither it nor any Subsidiary is an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

           3.15. MARGIN STOCK. Neither it nor any Subsidiary is and will be engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as amended from time to time). Neither it nor any Subsidiary will use or permit any proceeds of the Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stocks or margin securities.

           3.16. USE OF PROCEEDS. It will use the proceeds of any Loan to be made pursuant hereto for the ___________________________________.

           3.17. DISCLOSURE GENERALLY. The representations and statements made by it or on its behalf in connection with this credit facility and the Loan, including representations and statements in each of the Loan Documents, do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report, brochure or financial statement furnished by it or on its behalf to the Bank in connection with this credit facility, the Loan, or any Loan Document contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.



                             4. CONDITIONS PRECEDENT

           4.1. CONDITIONS TO THE LOAN. After this Agreement has become effective, the obligation of the Bank to make the Loan is conditioned upon the following:


Credit Agreement                       - 13 -                  December 31, 1997

            (a) COVENANTS; REPRESENTATIONS. DVI Financial Services, Oferil and DVI, Inc. shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as if such representation or warranty had been made on the date such Loan is made or issued.

           (b) DEFAULTS. Immediately prior to and after giving effect to the Loan, no Event of Default or Potential Default shall exist.

            (c) MATERIAL ADVERSE CHANGE. Since September 30, 1997, there shall not have been any Material Adverse Change with respect to DVI Financial Services, Oferil, or DVI, Inc., and there shall not be any other event or circumstance which gives the Bank reasonable grounds to conclude that DVI Financial Services, Oferil or DVI, Inc. may not or will not be able to perform or observe (in the normal course) its obligations hereunder and under the Note, the Guaranty Agreement or the other Loan Documents.

            (d) ARTICLES, BYLAWS. The Bank shall have received copies of the Articles or Certificates of Incorporation and Bylaws of DVI Financial Services, Oferil and DVI, Inc., respectively, certified by its Secretary or Assistant Secretary; together with Certificate of Good Standing from any jurisdiction where the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

            (e) EVIDENCE OF AUTHORIZATION. The Bank shall have received copies certified by the Secretary or Assistant Secretary of DVI Financial Services, Oferil and DVI, Inc., respectively, or other appropriate official (in the case of a Person other than DVI Financial Services, Oferil and DVI, Inc.) of all corporate or other action taken by each Person other than the Bank who is a party to any Loan Document to authorize its execution and delivery and performance of the Loan Documents and to authorize the Loan, together with such other related papers as the Bank shall reasonably require.

           (f) LEGAL OPINIONS. The Bank shall have received a favorable written opinion in form and substance reasonably satisfactory to the Bank from Melvin Breaux, Esq., as counsel for DVI Financial Services, Oferil and DVI, Inc., which shall be addressed to the Bank and be dated the date of the Loan. [Add: Uruguay counsel opinion re Oferil, Brazil counsel opinion re Oferil]

           (g) INCUMBENCY. The Bank shall have received a certificate signed by the secretary or assistant secretary of DVI Financial Services, Oferil and DVI, Inc., respectively, together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents and certificates thereunder, upon which the Bank shall be entitled to rely conclusively until it shall have received a further certificate of the secretary or assistant secretary of DVI Financial Services, Oferil or DVI, Inc., as applicable, amending the prior certificate and submitting the signature of the officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents and certificates thereunder.

           (h) NOTE. The Bank shall have received the Note duly executed, completed and issued in accordance herewith.

           (i) GUARANTY AGREEMENT. The Bank shall have received a guaranty agreement signed by DVI, Inc., in form and substance reasonably acceptable to the Bank, duly executed, completed and


Credit Agreement                       - 14 -                  December 31, 1997
issued in accordance herewith.

           (j) SECURITY AGREEMENTS. The Bank shall have received [ADD: itemization of security documents - Oferil collateral assignment, notice, Philips assignment, etc.]

           (k) CONSENTS. DVI Financial Services and Oferil shall have provided to the Bank evidence satisfactory to it that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained and remain in effect.

            (l) FEES, EXPENSES. DVI Financial Services and Oferil shall simultaneously pay or shall have paid all fees and expenses due hereunder or any other Loan Document, including but not limited to legal fees and expenses incurred through the date of the Loan.

            (m) FURTHER DOCUMENTS. The Bank shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to it.



                            5. AFFIRMATIVE COVENANTS

           DVI Financial Services and Oferil each covenants and agrees that, without the prior written consent of CoreStates Bank, from and after the date hereof and for so long as any Obligation remains unpaid or outstanding, it will:

           5.1. FINANCIAL STATEMENTS AND REPORTS. Furnish to the Bank the following financial information:

             (a) ANNUAL STATEMENTS. No later than ninety (90) days after the end of each Fiscal Year, the consolidated and consolidating balance sheet of it and its subsidiaries as of the end of such year and the prior year in comparative form, and related statements of operations, stockholders' equity, and cash flows for the Fiscal Year and the prior Fiscal Year in comparative form. The financial statements shall be in reasonable detail with appropriate notes and be prepared in accordance with Generally Accepted Accounting Principles. The consolidated annual financial statements shall be certified (without any qualification or exception) by __________________ or other independent public accountants reasonably acceptable to the Bank. Such financial statements shall be accompanied by a report of such independent certified public accountants stating that, in the opinion of such accountants, such financial statements present fairly, in all material respects, the financial position, and the results of operations and the cash flows of it and its subsidiaries for the period then ended in conformity with Generally Accepted Accounting Principles, except for inconsistencies resulting from changes in accounting principles and methods agreed to by such accountants and specified in such report, and that, in the case of such financial statements, the examination by such accountants of such financial statements has been made in accordance with generally accepted auditing standards and accordingly included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation. Each financial statement provided under this subsection (a) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has


Credit Agreement                       - 15 -                  December 31, 1997
occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event. In addition to the annual financial statements, DVI Financial Services shall, promptly upon receipt thereof, furnish to the Bank a copy of each other report submitted to its board of directors by its independent accountants in connection with any annual, interim or special audit made by them of the financial records of it or its Subsidiaries. Such annual statement shall be accompanied by a Compliance Certificate in form and substance satisfactory to the Bank.

             (b) QUARTERLY STATEMENTS. No later than forty-five (45) calendar days after the end of each Fiscal Quarter of each Fiscal Year, the consolidated and consolidating balance sheet and related statements of operations and stockholders' equity of it and its subsidiaries for such quarterly period and for the period from the beginning of such fiscal year to the end of such Fiscal Quarter and a corresponding financial statement for the same periods in the preceding Fiscal Year certified by its President, chief executive officer, chief operating officer or chief financial officer as having been prepared in accordance with Generally Accepted Accounting Principles (subject to changes resulting from audits and year-end adjustments); provided, however, that if the independent certified public accountants issue a review report on its quarterly financial statements, the financial statements required by this subsection (b) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by it or its subsidiaries. Such quarterly statement shall be accompanied by a Compliance Certificate in form and substance satisfactory to the Bank.

             (c) NO DEFAULT. Within forty-five (45) calendar days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within ninety
(90) calendar days after the end of each Fiscal Year, a certificate signed by its President, chief executive officer, chief operating officer or chief financial officer certifying that, to the best of such officer's knowledge, after due inquiry, (i) it has complied with all covenants, agreements and conditions in each Loan Document and that each representation and warranty contained in each Loan Document is true and correct with the same effect as though each such representation and warranty had been made on the date of such certificate (except to the extent such representation or warranty related to a specific prior date), and (ii) no event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by it.

             (d) ERISA. All reports and forms filed with respect to all Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event, promptly following each filing.

             (e) MATERIAL CHANGES. It shall, in a reasonable period of time and manner, notify the Bank of any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably have a Material Adverse Effect, promptly following its discovery.

             (f) OTHER INFORMATION. Promptly, upon request by the Bank from time to time (which may be on a monthly or other basis), it shall provide such other information and reports regarding its operations, business affairs, prospects and financial condition as the Bank may reasonably request.

           5.2. CORPORATE EXISTENCE. It shall preserve its corporate existence and all material franchises,


Credit Agreement                       - 16 -                  December 31, 1997
licenses, patents, copyrights, trademarks and trade names consistent with good business practice; and maintain, keep, and preserve all of its properties (tangible and intangible) materially necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear expected.

           5.3. ERISA. It shall comply in all material respects with the provisions of ERISA to the extent applicable to any Plan maintained for the employees of it or any ERISA Affiliate; do or cause to be done all such acts and things that are required to maintain the qualified status of each Plan and tax exempt status of each trust forming part of such Plan; not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as established by ERISA); not permit any event to occur as described in Section 4042 of ERISA or which may result in the imposition of a lien on its properties or assets; notify the Bank in writing promptly after it has come to the attention of its senior management of the assertion or threat of any "reportable event" or other event described in Section 4042 of ERISA (relating to the soundness of a Plan) or the PBGC's ability to assert a material liability against it or impose a lien on its, or any ERISA Affiliates' properties or assets; and refrain from engaging in any Prohibited Transactions or actions causing possible liability under
Section 5.02 of ERISA.

           5.4. COMPLIANCE WITH REGULATIONS. It will comply in all material respects with all Regulations applicable to its business, the noncompliance with which reasonably could have a Material Adverse Effect.

           5.5. CONDUCT OF BUSINESS; PERMITS AND APPROVALS, COMPLIANCE WITH LAWS. It will continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement; maintain in full force and effect, its franchises, and all licenses, patents, trademarks, trade names, contracts, permits, approvals and other rights materially necessary to the profitable conduct of its business.

           5.6. MAINTENANCE OF INSURANCE. It will maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

           5.7. PAYMENT OF DEBT; PAYMENT OF TAXES, ETC. Where the amount involved exceeds $250,000 or where the non-payment or non-discharge would otherwise have a Material Adverse Effect on it or any of its assets, it will promptly pay and discharge (a) all of its Debt in accordance with the terms thereof; (b) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; (c) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that so long as it first notifies the Bank of its intention to do so, it shall not be required to pay and discharge any such Debt, tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in an Event of Default or a Potential Default hereunder and so long as no foreclosure or other similar proceedings shall have been commenced against such property or any part thereof and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and it shall have set aside on its books adequate reserves with respect thereto.


Credit Agreement                       - 17 -                  December 31, 1997

           5.8. NOTICE OF EVENTS. Promptly upon discovery by it of any of the following events, it will provide telephone notice to the Bank (confirmed within three (3) calendar days by written notice), describing the event and all action it proposes to take with respect thereto:

           (a) an Event of Default or Potential Default under this Agreement or any other Loan Document;

           (b) any default or event of default under a contract or contracts and such default or event of default involves payments by it or any Subsidiary in an aggregate amount equal to or in excess of $250,000;

           (c) a default or event of default under or as defined in any evidence of or agreements for Indebtedness for Borrowed Money under which it or any Subsidiary's liability is equal to or in excess of $250,000, singularly or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or instrument or would permit any party to any such instrument or agreement to terminate or suspend any commitment to lend to it or any Subsidiary or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

           (d) the institution of, any material adverse determination in, or the entry of any default judgment or order or stipulated judgment or order in, any suit, action, arbitration, administrative proceeding, criminal prosecution or governmental investigation against it or any Subsidiary in which the amount in controversy is in excess of $250,000, singularly or in the aggregate; or

           (e) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which would have a Material Adverse Effect.

           5.9. INSPECTION RIGHTS. At any time during the existence of an Event of Default or Potential Default, during regular business hours and then as often as requested of it by the Bank, permit the Bank, or any authorized officer, employee, agent, or representative of the Bank to examine and make abstracts from its records and books of account, wherever located, and to visit its properties; and to discuss its affairs, finances, and accounts with its President, chief executive officer, chief operating officer, chief financial officer or independent accountants. It shall reimburse the Bank for the Bank's expense of such inspection. At all times, it is understood and agreed by it that all expenses in connection with any such inspection which it may be incur, or any of its officers and employees may incur or its attorneys and independent certified public accountants therefor may incur, shall be expenses payable by it and shall not be expenses of the Bank.

           5.10. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. It will maintain its books and records at all times in accordance with Generally Accepted Accounting Principles.

           5.11. COMPLIANCE WITH MATERIAL CONTRACTS. It will comply in all material respects with all obligations, terms, conditions and covenants, as applicable, in all Debt and all instruments and agreements related thereto, and all other instruments and agreements to which it is a party or by which it is bound or any of its properties is affected and in respect of which the failure to comply reasonably could have a Material Adverse Effect.


Credit Agreement                       - 18 -                  December 31, 1997

           5.12. USE OF PROCEEDS. It will use the proceeds of any Loan made pursuant hereto for ____________________________________________.

           5.13. FURTHER ASSURANCES. Do such further acts and things and execute and deliver to the Bank such additional assignments, agreements, powers and instruments, as the Bank may reasonably require or reasonably deem advisable to carry into affect the purposes of this Agreement or to better assure and confirm unto the Bank its rights, powers and remedies hereunder.

           5.14. RESTRICTIVE COVENANTS IN OTHER AGREEMENTS. In the event that it shall enter into or otherwise become subject to or suffer to exist any agreement pertaining to Debt which contains covenants or restrictions that are more restrictive on it than the covenants and restrictions contained in this Agreement, each and every such covenant and restriction shall be deemed incorporated herein by reference as fully as if set forth herein. If and to the extent that any such covenant or restriction shall be inconsistent with or otherwise be in conflict with any covenant or restriction set forth herein (other than by reason of its being more restrictive), this Agreement shall govern.



                              6. NEGATIVE COVENANTS

           DVI Financial Services and Oferil each covenants and agrees that, without the prior written consent of CoreStates Bank, from and after the date hereof and for so long as any Obligation remains unpaid or outstanding, it will not:

           6.1. CONSOLIDATION AND MERGER. Merge or consolidate with or into any corporation except if no Potential Default or Event of Default shall have occurred and be continuing either immediately prior to or upon the consummation of such transaction, any Person may be merged into it as long as it is the surviving entity.

           6.2. LIENS. Create, assume or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens.

           6.3. GUARANTEES. Guarantee or otherwise in any way become or be responsible for indebtedness or obligations (including working capital maintenance, take-or-pay contracts) of any other Person, contingently or otherwise.

           6.4. MARGIN STOCK. Use or permit any proceeds of the Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended from time to time.

           6.5. ACQUISITIONS AND INVESTMENTS. If an Event of Default or a Potential Default exists or would exist immediately thereafter: purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock or assets of, or make any Investments in any other Person; or enter into any new business activities or ventures not directly related to its present business; or create any Subsidiary, except (a) it may acquire and hold stock, obligations or securities


Credit Agreement                       - 19 -                  December 31, 1997
received in settlement of debts (created in the ordinary course of business) owing to it, and (b) it may make and own (i) Investments in certificates of deposit or time deposits having maturities in each case not exceeding one year from the date of issuance thereof and issued by a Bank, or any FDIC-insured commercial bank incorporated in the United States or any state thereof having a combined capital and surplus of not less than $150,000,000, (ii) Investments in marketable direct obligations issued or unconditionally guaranteed by the United States of America, any agency thereof, or backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of issuance or acquisition thereof, (iii) Investments in commercial paper issued by a corporation incorporated in the United States or any State thereof maturing no more than one year from the date of issuance thereof and, at the time of acquisition, having a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Service, Inc., (iv) investments in money market mutual funds all of the assets of which are invested in cash or investments described in the immediately preceding clauses (i), (ii) and (iii).

           6.6. TRANSFER OF ASSETS; NATURE OF BUSINESS. Sell, transfer, pledge, assign or otherwise dispose of any of its assets unless such sale or disposition shall be in the ordinary course of its business for value received; or discontinue, liquidate or change in any material respect any substantial part of its operations or business. Sales of individual or portfolios of leases and related equipment from time to time and sales of groups of leases in securitization transactions shall be deemed to be in the ordinary course of the business of DVI Financial Services. Notwithstanding the foregoing and provided that no Potential Default or Event of Default shall have occurred and be continuing either immediately prior to or upon the consummation of any transaction, it may sell, transfer or dispose of assets constituting up to ten percent (10%) of its assets during any period of twelve months.

           6.7. RESTRICTED PAYMENTS. Make or pay any redemptions, repurchases, dividends or distributions of any kind with respect to its capital stock.

           6.8. ACCOUNTING CHANGE. Make or permit any change in financial accounting policies or financial reporting practices, except as required by Generally Accepted Accounting Principles or regulations of the Securities and Exchange Commission, if applicable.

           6.9. TRANSACTIONS WITH AFFILIATES. Enter into any transaction (including, without limitation, the purchase, sale or exchange of property, the rendering of any services or the payment of management fees) with any Affiliate, except transactions in the ordinary course of, and pursuant to the reasonable requirements of, its business, and in good faith and upon commercially reasonable terms.

           6.10. RESTRICTION ON AMENDMENT OF THIS AGREEMENT. Enter into or otherwise become subject to or suffer to exist any agreement which would require it to obtain the consent of any other person as a condition to the ability of CoreStates, DVI Financial Services and Oferil to amend or otherwise modify this Agreement.



                                   7. DEFAULT

           7.1. EVENTS OF DEFAULT. DVI Financial Services and Oferil shall be in default if any one or more of the following events (each an "EVENT OF DEFAULT") occurs:


Credit Agreement                       - 20 -                  December 31, 1997

           (a) PAYMENTS. DVI Financial Services or Oferil fails to pay (1) any principal of or interest on the Note when due and payable (whether at, by notice of intention to prepay, or otherwise), or (2) any other amount payable under any Loan Document when it is due and payable and in either case such failure shall continue for a period of five (5) Business Days or more.

           (b) COVENANTS. DVI Financial Services or Oferil fails to observe or perform (1) any term, condition or covenant set forth in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(g) or 5.1(h), Section 5.2
           (first sentence only), all sections of Article 6 or Section 7.1(a) of this Agreement, as and when required, or (2) any term, condition or covenant contained in this Agreement or any other Loan Document other than as set forth in (1) above, as and when required and in either case such failure shall continue and not be waived in writing by the Bank for a period of 30 days or more.

           (c) REPRESENTATIONS, WARRANTIES. Any representation or warranty made or deemed to be made by DVI Financial Services, Oferil or DVI, Inc. herein or in any Loan Document or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made.

           (d) BANKRUPTCY. DVI Financial Services, Oferil, DVI, Inc. or any Subsidiary of any of them is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of thirty (30) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for DVI Financial Services, Oferil, DVI, Inc. or any Subsidiary of any of them or any substantial part of any of their property is appointed, or if any such receivership or trusteeship to continues undischarged for a period of thirty (30) days.

           (e) CERTAIN OTHER DEFAULTS. (i) DVI Financial Services, Oferil, DVI, Inc. or any Subsidiary of any of them shall fail to pay when due any Indebtedness for Borrowed Money which singularly or in the aggregate exceeds $250,000, and such failure shall continue beyond any applicable cure period; or (ii) DVI Financial Services, Oferil, DVI, Inc. or any Subsidiary of any of them shall suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with respect to any agreement or document relating to Indebtedness for Borrowed Money if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment (which is equal to or in excess of $250,000) to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, provided that during any applicable cure period the Bank's obligations hereunder to make further Loans shall be suspended.

           (f) JUDGMENTS. Any judgments against DVI Financial Services, Oferil, DVI, Inc. or any Subsidiary of any of them or against its assets or property for amounts in excess of $250,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days.


Credit Agreement                       - 21 -                  December 31, 1997

           (g) ATTACHMENTS. Any assets of DVI Financial Services, Oferil, DVI, Inc. or any Subsidiary of any of them shall be subject to attachments, levies, or garnishments for amounts in excess of $250,000 in the aggregate which have not been dissolved or satisfied within twenty (20) days after service of notice thereof to DVI Financial Services, Oferil, DVI, Inc. or such Subsidiary, as applicable.

           (h) SECURITY INTERESTS. Any security interest created pursuant to any Loan Document shall cease to be in full force and effect, or shall cease in any material respect to give the Bank, the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), superior to and prior to the rights of all third Persons, and subject to no other Liens (except as permitted by Section 6.2).

           (i) MATERIAL ADVERSE CHANGE. In the determination of the Bank, in its sole discretion reasonably exercised, a Material Adverse Change shall have occurred.

THEN and in every such event other than that specified in Section 7.1.(d), the Bank may immediately declare the Note and all other Obligations, including without limitation accrued interest, to be, and they shall thereupon forthwith become due and payable without presentment, demand, or notice of any kind, all of which are hereby expressly waived by DVI Financial Services and Oferil. Upon the occurrence of any event specified in Section 7.1.(d), the Note and all other Obligations, including without limitation accrued interest, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by DVI Financial Services and Oferil. From and after the date an Event of Default shall have occurred and for so long as an Event of Default shall be continuing, the Loan shall bear interest at the Default Rate whether or not the Maturity Date shall have occurred.



                                  8. COLLATERAL

           8.1. COLLATERAL. Except as otherwise specifically set forth herein or in any other Loan Document, any Loan made and outstanding and their repayment at all times shall be secured by a [first priority, perfected,] security interest in the Collateral (as defined in [the Security Agreement], hereinafter referred to as the "COLLATERAL").



                                9. MISCELLANEOUS

           9.1. WAIVER. No failure or delay on the part of the Bank or any holder of the Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

           9.2. AMENDMENTS. No amendment, modification, termination or waiver of any Loan Document or any provision thereof nor any consent to any departure by DVI Financial Services, Oferil or DVI, Inc. therefrom shall be effective unless the same shall have been approved in writing by the


Credit Agreement                       - 22 -                  December 31, 1997

Bank, be in writing and be signed by the Bank and DVI Financial Services and Oferil, and then any such waiver or consent shall be effective only in the instance and for the specific purpose for which given. No notice to or demand on DVI Financial Services or Oferil shall entitle DVI Financial Services or Oferil to any other or further notice or demand in similar or other circumstances.

           9.3. GOVERNING LAW. The Loan Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

           9.4. PARTICIPATIONS AND ASSIGNMENTS. DVI Financial Services and Oferil each hereby acknowledges and agrees that CoreStates may at any time: (a) grant participations in all or any portion of the Note or of its right, title and interest therein or in or to this Agreement (collectively, "PARTICIPATIONS") to any other lending office of CoreStates or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("PARTICIPANTS"); provided, however, that: (i) all amounts payable by DVI Financial Services and Oferil hereunder shall be determined as if CoreStates had not granted such Participation; and (ii) any agreement pursuant to which CoreStates may grant a
Participation: (x) shall provide that CoreStates shall retain the sole right and responsibility to enforce the obligations of DVI Financial Services and/or Oferil hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; and (y) such participation agreement may provide that CoreStates will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on any Loan or postpone the date fixed for any payment of principal of or interest on any Loan; and (b) CoreStates may assign any of its Note.

           9.5. CAPTIONS. Captions in the Loan Documents are included for convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

           9.6. NOTICES. All notices, requests, demands, directions, declarations and other communications between the Bank and DVI Financial Services and Oferil provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or faxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto. The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or fax or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.

           9.7. EXPENSES; INDEMNIFICATION. DVI Financial Services and Oferil will from time to time reimburse the Bank promptly following demand for all out-of-pocket expenses (including the fees and expenses of legal counsel) in connection with (i) the preparation of the Loan Documents, (ii) the making of the Loan, (iii) the administration or revision of the Loan Documents, and (iv) the enforcement of the Loan Documents; and reimburse the Bank for all out-of-pocket expenses (including fees and expenses of legal counsel) in connection with the enforcement of the Loan Documents. In addition to the payment of the foregoing expenses, DVI Financial Services and Oferil each hereby agrees to indemnify, protect and hold the Bank and any holder of the Note and the officers, directors, employees, agents, affiliates and attorneys of the Bank and such holder (collectively, the


Credit Agreement                       - 23 -                  December 31, 1997

"INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against such Indemnitee by DVI Financial Services, Oferil or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents; provided, however, that neither DVI Financial Services nor Oferil shall have any obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee.

           9.8. SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made or deemed made herein shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the execution and delivery of the Note. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of DVI Financial Services and Oferil set forth in Section 9.7 shall survive the payment of the Loan and the termination of this Agreement. This Agreement shall remain in full force and effect until the repayment in full of all amounts owed by DVI Financial Services and Oferil under the Note or any other Loan Document.

           9.9. SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction.

           9.10. NO FIDUCIARY RELATIONSHIP. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Bank to DVI Financial Services, Oferil or DVI, Inc..

           9.11. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. DVI FINANCIAL SERVICES INC, OFERIL, S.A. AND CORESTATES EACH HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT, ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. EACH PARTY TO THIS AGREEMENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENT, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, ANY NOTE, OR SUCH OTHER LOAN DOCUMENT.

           9.12. WAIVER OF JURY TRIAL. DVI FINANCIAL SERVICES INC, OFERIL, S.A. AND CORESTATES EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS


Credit Agreement                       - 24 -                  December 31, 1997

WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. DVI FINANCIAL SERVICES INC, OFERIL, S.A. AND CORESTATES EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. DVI FINANCIAL SERVICES INC, OFERIL, S.A. AND CORESTATES EACH FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, MODIFICATIONS, REPLACEMENTS OR RESTATEMENTS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

           9.13. COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when the Bank shall have received signed counterparts or notice by fax of the signature page that the counterpart has been signed and is being delivered to it or facsimile that such counterparts have been signed by all the parties hereto or thereto.

           9.14. USE OF DEFINED TERMS. All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

           9.15. OFFSETS. Nothing in this Agreement shall be deemed a waiver or prohibition of the Bank's right of banker's lien or offset.

           9.16. ENTIRE AGREEMENT. This Agreement, the Note issued hereunder and the other Loan Documents constitute the entire understanding of the parties hereto as of the date hereof with respect to


Credit Agreement                       - 25 -                  December 31, 1997
the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect hereto or thereto.

           IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.



DVI FINANCIAL SERVICES INC.                       OFERIL, S.A.



By ______________________________                 By ___________________________
   Name:                                             Name:
   Title:                                            Title:

Notices To:
Melvin C. Breaux, Esq.
DVI Financial Services Inc.
500 Hyde Park
Doylestown, PA 18901
FAX No. (215) 345-4428



                                                  CORESTATES BANK, N.A.



                                                  By ___________________________
                                                     Hugh W. Connelly
                                                     Vice President


Notices To:
Mr. Hugh W. Connelly
Vice President
CoreStates Bank, N.A.
Transportation and Leasing Division
FC 1-8-11-24
1339 Chestnut Street
Philadelphia, PA  19107
FAX No. (215) 786-7704


Credit Agreement                       - 26 -                  December 31, 1997

REFERENCE TABLE OF DEFINITIONS

DEFINITION                                                 PAGE DEFINED
----------                                                 ------------
Affiliate.............................................................1
Agreement.............................................................1
Bank..................................................................1
Base Rate.............................................................2
Business Day..........................................................2
Capitalized Lease.....................................................2
Capitalized Lease Obligations.........................................2
Closing...............................................................2
Closing Date..........................................................2
Code..................................................................2
Collateral...........................................................22
Compliance Certificate................................................2
CoreStates............................................................1
CoreStates Bank.......................................................1
Debt..................................................................2
Default Rate..........................................................3
Dollars...............................................................3
DVI Financial Services................................................1
Environmental Control Statutes........................................3
ERISA.................................................................3
ERISA Affiliate.......................................................3
Event of Default.....................................................20
Federal Funds Rate....................................................3
Fiscal Quarter........................................................3
Fiscal Year...........................................................3
GAAP..................................................................3
Generally Accepted Accounting Principles..............................3
Governmental Authority................................................3
Guarantor.............................................................3
Hazardous Substances..................................................4
Indebtedness for Borrowed Money.......................................4
Indemnitees..........................................................23
Intangible Assets.....................................................4
Interest Period.......................................................4
Investment............................................................4
LIBO Rate.............................................................4
LIBO Rate Reserve Percentage..........................................5
Lien..................................................................5
Loan..................................................................8
Loan Documents........................................................5
Material Adverse Change...............................................5
Material Adverse Effect...............................................5



Credit Agreement                   - 27 -                      December 31, 1997

Maturity Date............................................................9
Multiemployer Plan.......................................................5
Note.....................................................................8
Obligations..............................................................6
Oferil...................................................................1
Participants............................................................22
Participations..........................................................22
PBGC.....................................................................6
Pension Plan.............................................................6
Permitted Liens..........................................................6
Person...................................................................7
Plan.....................................................................7
Potential Default........................................................7
Prohibited Transaction...................................................7
Regulation...............................................................7
Release..................................................................7
Reportable Event.........................................................7
Security Agreement.......................................................7
Solvent..................................................................7
Structuring and Arranging Fee............................................7
Subsidiary...............................................................7
Termination Event........................................................8
Unfunded Pension Liabilities.............................................8
Unrecognized Retiree Welfare Liability...................................8



Credit Agreement                     - 28 -                    December 31, 1997

[CORESTATES LOGO]



                                                                       EXHIBIT A

NOTE


$20,000,000                                                     Philadelphia, PA
                                                               December 31, 1997

For Value Received, DVI FINANCIAL SERVICES INC., a Delaware corporation ("DVI FINANCIAL SERVICES") and OFERIL, S.A., a Uruguay corporation, jointly and severally, hereby promise to pay to the order of CORESTATES BANK, N.A. (the "BANK"), in lawful currency of the United States of America in immediately available funds at the Bank's offices located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on the Maturity Date as provided in the Credit Agreement described below, the principal sum of TWENTY MILLION DOLLARS ($20,000,000).

DVI Financial Services and Oferil each promises also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid in full at the rates and at the times provided in the Credit Agreement.

This Note is the Note referred to in, is entitled to the benefits of and is secured by security interests referred to in the Credit Agreement, dated December 31, 1997 by and among DVI Financial Services, Oferil and the Bank (as such may be amended, modified, supplemented, restated or replaced from time to time, the "CREDIT AGREEMENT"). This Note is subject to voluntary prepayment the Maturity Date, in whole but not in part, as provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the maturity date of the principal of and the accrued interest on this Note may be accelerated and be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

DVI Financial Services and Oferil each hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

The undersigned's liability hereunder shall be for principal, interest, and all fees and expenses as provided in the Credit Agreement, as established by the Bank's books and records, which shall be conclusive absent manifest error.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS.


                                              DVI FINANCIAL SERVICES INC.

By ______________________________



Note                                  - 1 -                    December 31, 1997

                                     Name:
                                     Title:


                                     OFERIL, S.A.

By ______________________________
                                     Name:
                                     Title:



Note                                  - 2 -                    December 31, 1997

                               GUARANTY AGREEMENT

                                    [Omitted]


Pledge Agreement                    - - 1 - -                  December 31, 1997

[CORESTATES LOGO]


                                PLEDGE AGREEMENT


                                  [TO BE ADDED]


Pledge Agreement                    - - 2 - -                  December 31, 1997

Pledge Agreement                    - - 3 - -                  December 31, 1997

[CORESTATES LOGO]


                             SUBORDINATION AGREEMENT


                                  [TO BE ADDED]



Subordination Agreement             - - 1 - -                  December 31, 1997

                                                                      SCHEDULE I

                               DISCLOSURE SCHEDULE






Schedule 1                          - - 1 - -                  December 31, 1997